UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2010

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On May 28, 2010, Nanometrics Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, there were 18,308,528 shares represented to vote either in person or by proxy, or 84.85% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.	Norman V. Coates and Bruce C. Rhine were elected as Class III directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Norman V. Coates	13,385,292	95,802	4,827,434
Bruce C. Rhine	13,400,959	80,135	4,827,434

2.	PricewaterhouseCoopers, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011, with 18,237,205 votes in favor, 13,371 votes against, and 57,952 abstentions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010	NANOMETRICS INCORPORATED

/s/ James P. Moniz
James P. Moniz Chief Financial Officer